Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163309) of SunGard Capital Corp., and Form S-8 (No. 333-163311) of SunGard Capital Corp. II of our reports dated March 25, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 25, 2015